UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2007

Constellation Brands, Inc.

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2007, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co., Rabo Securities USA, Inc. and Scotia Capital (USA) Inc. (the “Underwriters”) for the sale by the Company of $500.0 million aggregate principal amount of 8 3/8% Senior Notes due 2014 (the “Notes”) for a public offering price of 99.344% of the principal amount of the Notes. The offering is being made by a prospectus dated November 28, 2007 included in the Company’s shelf registration statement on Form S-3 (File No. 333-136379), filed with the Securities and Exchange Commission (“SEC”) on August 8, 2006 and as amended by Amendment No. 1 filed on November 20, 2007 (the “Registration Statement”), together with a prospectus supplement dated November 28, 2007 and filed with the SEC on November 30, 2007. The Underwriters will purchase the Notes from the Company at 98.594% of their principal amount.

The Notes will be issued under an Indenture dated as of August 15, 2006 among the Company, the Guarantors, and BNY Midwest Trust Company, the successor of which is The Bank of New York Trust Company, N.A., as trustee (such successor referred to as the “Trustee”) and Supplemental Indenture No. 4 (the “Supplemental Indenture No. 4”) to be dated as of December 5, 2007 among the Company, the Guarantors and the Trustee. The offering is scheduled to close on December 5, 2007, subject to customary closing conditions. The form of Supplemental Indenture No. 4 is filed herewith for incorporation into the Registration Statement as Exhibit 4.1.

The Underwriters and their affiliates have performed and may in the future perform various investment banking, commercial banking and advisory services for the Company from time to time for which they have received or will receive customary fees and expenses. In particular, the Underwriters and certain of their affiliates are lenders under the Company’s Credit Agreement (dated as of June 5, 2006 and as amended on February 23, 2007 and November 19, 2007), borrowings under which may be reduced with the net proceeds of the offering. The aggregate amount of debt owed to the Underwriters and their affiliates that may be repaid with the proceeds from this offering would constitute less than 10% of the proceeds of the offering.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description above is a summary and is qualified in its entirety by the Underwriting Agreement, filed herewith as Exhibit 1.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 28, 2007, among the Company, the Guarantors, and Banc of America Securities LLC, Goldman, Sachs & Co., Rabo Securities USA, Inc. and Scotia Capital (USA) Inc.

4.1	Form of Supplemental Indenture No. 4 among the Company, as Issuer, certain subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated November 28, 2007, among the Company, the Guarantors, and Banc of America Securities LLC, Goldman, Sachs & Co., Rabo Securities USA, Inc. and Scotia Capital (USA) Inc.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Form of Supplemental Indenture No. 4 among the Company, as Issuer, certain subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as Trustee.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.